UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

HEARTWARE LIMITED
 (Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	On April 29, 2008 (April 30, 2008 Australian Eastern Standard Time), via an Australian Securities Exchange (“ASX”) announcement, we announced that Timothy J. Barberich has been appointed to the HeartWare Limited Board of Directors, effective immediately. The appointment of Mr. Barberich as a director will be confirmed at a meeting of shareholders.

Mr. Barberich will be paid annual fees of $60,000. In addition, Mr. Barberich will be granted options to purchase 200,000 ordinary shares in the Company at a price to be determined by the Board of Directors at the grant date and subject to shareholder approval.

A copy of the ASX Announcement is attached as an exhibit.

Item 9.01 Exhibits

Exhibit 99.1 Australian Securities Exchange Announcement dated April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited

Date: April 29, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.01	Australian Securities Exchange Announcement dated April 30, 2008.